UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

LASALLE HOTEL PROPERTIES
(Exact name of registrant specified in charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On May 18, 2016, LaSalle Hotel Properties (the “Company”) and its operating partnership, LaSalle Hotel Operating Partnership, L.P., entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, relating to the issuance and sale of 6,000,000 6.3% Series J Cumulative Redeemable Preferred Shares of the Company, par value $0.01 per share (the “Series J Preferred Shares”), at a public offering price of $25.00 per share. The offering is expected to close on May 25, 2016.
The Series J Preferred Shares to be issued and sold pursuant to the Underwriting Agreement have been registered on the Company’s registration statement on Form S-3 (File No. 333-208015), which became effective upon filing with the Securities and Exchange Commission on November 13, 2015.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(a)    Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of May 18, 2016, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Kenneth G. Fuller
Kenneth G. Fuller
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: May 19, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of May 18, 2016, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein